                                                                   EXHIBIT 10.49

                                 SECOND AMENDMENT

          SECOND AMENDMENT, dated as of December 22, 1998 (this "Amendment"), to
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the Credit Agreement, dated as of November 4, 1997 (as amended by the First Amendment, dated as of July 8, 1998 and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MARINER
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POST-ACUTE NETWORK, INC. (formerly known as Paragon Health Network, Inc.), a Delaware corporation (the "Borrower"), the several banks and other financial
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institutions or entities from time to time parties thereto (the "Lenders"),
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NATIONSBANK, N.A., as documentation agent (in such capacity, the "Documentation
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Agent"), and THE CHASE MANHATTAN BANK, as Administrative Agent (in such
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capacity, the "Administrative Agent").
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                                 W I T N E S S E T H:
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          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

          WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment; and

          WHEREAS, Chase Securities Inc. has agreed to act as the lead arranger and book manager in arranging the consents necessary for the effectiveness of this Amendment;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.  Defined Terms.  (a)  General.  Terms defined in the Credit
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Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement. Terms defined and used in this Amendment shall have the meanings given to them in this Amendment.

          (b)  Amendment of Definitions.
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          (i) The definition of the term "Applicable Margin" contained in
Section 1.1 of the Credit Agreement is hereby amended by (A) deleting the percentages "1.50%" and "2.50%" set forth opposite "Tranche B Term Loans" and substituting in lieu thereof the percentages "2.25%" and "3.25%", respectively and (B) deleting the percentages "1.75%" and "2.75%" set forth opposite "Tranche C Term Loans" and substituting in lieu thereof the percentages "2.50%" and "3.50%", respectively.

          (ii) The definition of the term "Consolidated Leverage Ratio Stepdown Date" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the amount "$125,000,000" in the fourth line and substituting in lieu thereof the amount "$100,000,000".

          (c)  Replacement of Definitions.  Section 1.1 of the Credit Agreement
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is hereby amended by deleting therefrom the definition of "Consolidated EBITDA" in its entirety and substituting in lieu thereof the following new definition of "Consolidated EBITDA":

          "'Consolidated EBITDA':  for any period, Consolidated Net Income for
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     such period plus, without duplication and, other than with respect to item
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     (j) below, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges, (g) with respect to the computation of the financial covenants contained in
     Section 7.1 for any Reference Period ending on or prior to September 30, 1998, fees and expenses related to the transactions contemplated by the Recapitalization Agreement (including conforming accounting adjustments) and the financing thereof in an aggregate amount equal to the lesser of the actual amount of such expenses and $122,000,000, (h) non-recurring cash charges taken on or prior to September 30, 1999 as a result of the Mariner Merger in an aggregate amount not to exceed $35,000,000 (such charges not in excess of such amount, the "Mariner Merger Charges"), (i) any lease
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     payments by Summit Institute for Pulmonary Medicine and Rehabilitation, Inc. ("Summit") with respect to the Riverside Community Hospital, Bossier
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     City, Bossier Parish, Louisiana, to the extent and in the proportion of the guarantee by Summit of the then outstanding principal amount of the Summit IRB (the "Summit Guarantee") and (j) at any date of determination ending on
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     the dates set forth in this clause (j) below, the amount of cost synergies reasonably projected to be achieved by the Borrower as a result of the Mariner Merger and which as of such dates have not yet been achieved, up to a maximum for the determination date ending: (i) December 31, 1998, $18,000,000, (ii) March 31, 1999, $18,000,000, (iii) June 30, 1999,
     $16,000,000 and (iv) September 30, 1999, $14,000,000, and minus, to the
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     extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided, that there shall be included in Consolidated
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     EBITDA for such period the difference (but not below zero) between (a) the amount of Consolidated Net Income with respect to Mariner and its Subsidiaries for such period, to the extent of any cash distributions paid by Mariner to the Borrower during such period and (b) the amount of any investment by the Borrower in or for the account of Mariner during such period which is not utilized by Mariner during such period for the purposes set forth in Section 7.8(k)."

          2.  Amendment to Section 4.  Section 4 of the Credit Agreement is
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hereby amended by adding thereto the following new Section 4.23:

                    "4.23  Year 2000 Matters.  Any reprogramming required to
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          permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year
          2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed in all material respects by June 30, 1999. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted."

          3.  Amendment to Section 7.1(a).  Section 7.1(a) of the Credit
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Agreement is hereby amended by deleting the table contained therein and substituting in lieu thereof the following new table:

December 31, 1997 through September  30, 1999           6.75 to 1.00
December 31, 1999 through September 30, 2000            6.50 to 1.00
December 31, 2000 through September 30, 2001            6.00 to 1.00
December 31, 2001 through June 30, 2002                 5.00 to 1.00
September 30, 2002 through June 30, 2003                4.75 to 1.00
September 30, 2003 (or, if earlier, the Consolidated
Leverage Ratio Stepdown Date) and thereafter            4.50 to 1.00

          4.  Amendment to Section 7.1(b).  Section 7.1(b) of the Credit
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Agreement is hereby amended by deleting the table contained therein and substituting in lieu thereof the following new table:

December 31, 1997 through September 30, 1999    1.60 to 1.00
December 31, 1999 through September 30, 2000    1.75 to 1.00
December 31, 2000 through September 30, 2001    1.85 to 1.00
December 31, 2001 through September 30, 2002    2.50 to 1.00
December 31, 2002 and thereafter                2.75 to 1.00

          5.  Amendment to Section 7.1(c).  Section 7.1(c) of the Credit
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Agreement is hereby amended by deleting the table contained therein and substituting in lieu thereof the following new table:

December 31, 1997 through September 30, 2000    1.10 to 1.00
December 31, 2000 through September 30, 2001    1.15 to 1.00
December 31, 2001 and thereafter                1.25 to 1.00

          6.  Amendment to Section 7.5(f).  Section 7.5(f) of the Credit
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Agreement is hereby amended by inserting immediately after the word "Borrower" and prior to the semi-colon in the second line thereof the following: "; provided, that during the fiscal years of the Borrower ending September 30, 1999
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and September 30, 2000, in addition to the foregoing amount, the Borrower shall be permitted to make additional sales of assets with a fair market value not to exceed $150,000,000 in the aggregate for all such additional sales in both of such fiscal years".

          7.  Amendment to Section 7.7.  Section 7.7 of the Credit Agreement is
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hereby amended by deleting the amount "$125,000,000" in the seventh line and substituting in lieu thereof the amount "$100,000,000".

          8.  Amendment to Section 7.8(h).  Section 7.8(h) of the Credit
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Agreement is hereby amended by deleting the amount "$125,000,000" in the tenth line and substituting in lieu thereof the amount "$100,000,000".

          9.  Amendment to Section 7.8(l).  Section 7.8(l) of the Credit
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Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 7.8(l):

          "(l)  in addition to investments otherwise expressly permitted by this
     Section 7.8, investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $20,000,000 at any one time outstanding."

          10.  Amendment to Section 7.10.  Section 7.10 of the Credit Agreement
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is hereby amended by deleting clause (iv) of the proviso thereto added pursuant to the First Amendment and substituting in lieu thereof the following new clause
(iv):  "(iv) the investments permitted pursuant to Sections 7.8(k) and (l)".

          11.  Replacement of Pricing Grid.  Annex A to the Credit Agreement is
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hereby amended by deleting such Annex A in its entirety and substituting in lieu thereof the Pricing Grid attached as Annex A hereto.

          12.  Fees.  In consideration of the agreement of the Lenders to
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consent to the amendments contained herein, the Borrower agrees to pay to each Lender which so consents on or prior to December 22, 1998, an amendment fee in an amount equal to 0.25% of the amount of such Lender's Commitment, payable on the date hereof in immediately available funds.

          13.  Conditions to Effectiveness.  The amendments provided for herein
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shall become effective on the date the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower and the Required Lenders.

          14.  Representations and Warranties.  The Borrower as of the date
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hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates that representations and warranties made by it in Section 4 of the Credit Agreement; provided, that each reference to the
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Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

          15.  Payment of Expenses.  The Borrower agrees to pay or reimburse the
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Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          16.  Reference to and Effect on the Loan Documents; Limited Effect.
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On and after the date hereof and the satisfaction of the conditions contained in paragraph 13 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

          17.  Counterparts.  This Amendment may be executed by one or more of
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the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

          18.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
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THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                              MARINER POST-ACUTE NETWORK, INC.


                              By:________________________________________
                                Name:
                                Title:


                              THE CHASE MANHATTAN BANK, as Administrative Agent and as a Lender


                              By:________________________________________
                                Name:
                                Title:

                                                            Annex A
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           PRICING GRID FOR REVOLVING CREDIT LOANS,SWING LINE LOANS
                   TRANCHE A TERM LOANS AND COMMITMENT FEES



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Consolidated Leverage Ratio             Applicable Margin       Applicable Margin      Commitment Fee
                                          for ABR Loans        for Eurodollar Loans          Rate
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greater than or equal to 5.25 to 1.0            1.25%                   2.75%                 .50%
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less than 5.25 to 1.0 and
greater than or equal to 4.75 to 1.0            1.00%                   2.50%                 .50%
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less than 4.75 to 1.0 and
greater than or equal to 4.25 to 1.0             .75%                   2.25%                 .40%
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less than 4.25 to 1.0 and
greater than or equal to 3.75 to 1.0             .50%                   2.00%                .375%
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less than 3.75 to 1.0                            .25%                   1.75%                 .30%
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Changes in the Applicable Margin with respect to Revolving Credit Loans, Tranche A Term Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment
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Date") on which financial statements are delivered to the Lenders pursuant to
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Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes hereunder be deemed to be greater than or equal to 5.25 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes hereunder be deemed to be greater than or equal to 5.25 to 1.0. Each determination of the Consolidated Leverage Ratio hereunder shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.